Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Canyon Resources Corporation of our report dated March 19, 2004, except Note 17(a), as to which the date is May 27, 2004 and Note 17 (b) as to which the date is October 25, 2004, relating to the financial statements, which appear in the Form 10-KA (Amendment No. 2) for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
November 15, 2004